MARSH & McLENNAN COMPANIES, INC.
                                Common Stock
                        (par value $1.00 per share)

                       REGISTRATION RIGHTS AGREEMENT

                                                       Dated as of
                                                       March 12, 1997

          Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), proposes to issue and deliver to the Sellers (as defined herein) certain shares of its common stock, par value $1.00 per share ("Common Stock"), as payment in part for the sale by the Sellers of their shares of common stock of Johnson & Higgins ("Johnson & Higgins") to the Company, in each case upon the terms set forth in the Stock Purchase Agreement (as defined herein). The Company also proposes to issue and deliver Common Stock to the Retirees (as defined herein) with whom it enters into Retiree Agreements (as defined herein) after the date hereof, in each case upon the terms set forth therein. As an inducement to the Sellers to enter into the Stock Purchase Agreement and for the Retirees to enter into the Retiree Agreements and in satisfaction of a condition to the obligations of the Sellers under the Stock Purchase Agreement, the Company agrees with the Sellers, for their own benefit and the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein), as follows:

          1. DEFINITIONS. (a) As used in this Agreement, the following defined terms shall have the following meanings:

          "Act" or "Securities Act" means the United States Securities Act of 1933, as amended from time to time.

          "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Closing" and "Closing Date" have the meanings assigned thereto in the Stock Purchase Agreement.

          "Commission" means the United States Securities and Exchange Commission (and any successor).

          "Effectiveness Period" has the meaning assigned thereto in
     Section 2(b)(i) hereof.

          "Effective Time" means the date and time on which the Commission declares the Shelf Registration Statement effective or on which the Shelf Registration Statement otherwise becomes effective.

          "Electing Holder" means any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(1) hereof.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time.

          "Free Registrable Securities" means, at any time, such Registrable Securities as are not then required under Section 7 to be represented by a certificate bearing a Transfer Legend.

          "holder" means, when used with respect to any Registrable Security, the beneficial owner of such Registrable Security.

          "Managing Underwriters" means the investment bank or banks that manage an underwritten offering, if any, conducted pursuant to Section 6 hereof.

          "NASD Rules" means the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

          "Notice and Questionnaire" means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

          "Person" means an individual, partnership, corporation, estate, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" means the prospectus (including any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

          "Registrable Securities" means all or any portion of the shares of Common Stock issued and delivered from time to time by the Company pursuant to the Stock Purchase Agreement and pursuant to the Retiree Agreements; provided, however, that a Registrable Security remains a Registrable Security regardless of subsequent transfers and ceases to be a Registrable Security only when it is no longer a Restricted Security. Any security that is a successor security to or otherwise issued and delivered in respect of any Registrable Security, whether as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, consolidation, exchange offer or other similar transaction, shall also be a Registrable Security (regardless of subsequent transfers) until it is no longer a Restricted Security.

          "Restricted Security" means any security other than a security that (i) has been effectively registered under the Securities Act and sold pursuant to the Shelf Registration
     Statement in a manner contemplated thereby, (ii) has been sold in compliance with Rule 144 or (iii) may be sold by the holder under Rule 144(k).

          "Retiree Agreement" means each of the agreements to which the Company becomes a party from time to time pursuant to Section 6.5(d) of the Stock Purchase Agreement, in each case as it may be amended from time to time.

          "Retiree" means each Person who is entitled under the Stock Purchase Agreement to receive a Retiree Agreement (in each case together with his or her heirs, representatives, successors and assigns).

          "Rules and Regulations" means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time. References herein to any particular rule or regulation mean such rule or regulation (or any successor thereto) as it may be amended from time to time.

          "Seller" means each Person listed on Annex A to the Stock Purchase Agreement (in each case together with his or her heirs, representatives, successors and assigns).

          "Sellers' Designee" and "Sellers' Committee" have the meanings assigned thereto in the Stock Purchase Agreement.

          "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

          "Shelf Registration Statement" means a "shelf" registration statement filed under the Securities Act providing for the registration of, and the sale or other disposition on a continuous or delayed basis by the holders of, the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

          "Stock Purchase Agreement" means the stock purchase agreement, dated March 12, 1997, among Johnson & Higgins, the Sellers and the Company, as amended from time to time.

          "underwriter" means any underwriter of Registrable
     Securities in connection with an offering thereof under a Shelf Registration Statement.

          2. SHELF REGISTRATION. (a)(1) The Company shall, as soon as practicable after the date hereof and in any case within 15 calender days following the Closing Date (as defined in the Stock Purchase Agreement), subject to extension if the Sellers' Designee or Sellers' Committee so requests, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities. The Company shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Act as soon as possible after the initial filing date.

          (2) In its discretion, the Company may elect initially to include in the Shelf Registration Statement only such Registrable Securities as are then Free Registrable Securities. However, the Company will thereafter take all action necessary to ensure that each Registrable Security not initially included in the Shelf Registration Statement is so included (and the Prospectus is usable by the Electing Holder of such security for resales or other dispositions thereof), without delay, on and after the earliest date on which such security is a Free Registrable Security.

          (b) (1) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable at all times during the Effectiveness Period (as defined below) by Electing Holders for resales and other dispositions of any and all Registrable Securities that are then Free Registrable Securities, in each case in accordance with the intended method or methods of disposition, as specified in writing by any Electing Holder in a Notice and Questionnaire. The "Effectiveness Period" shall be the period ending on the second anniversary of the Effective Time or such shorter period that will terminate when there are no Registrable Securities outstanding.

          (2) The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the Effectiveness Period if the Company takes or omits to take any action and such action or omission results in any Electing Holder being unable, at any time during such period, to use the Prospectus to offer and sell Registrable Securities that are then Free Registrable Securities, unless (i) such action or omission is required, in the Company's good faith judgment, by applicable law (and, the Company thereafter promptly complies with the requirements of Sections 3(d)(5) and 3(j) below) or (ii) the Company determines based upon the advice of counsel that it would be required to disclose in the Shelf Registration Statement a financing, acquisition or other corporate transaction, and the Company shall have determined in good faith that such disclosure is not in the best interests of the Company and its stockholders (provided that the Company promptly complies with the requirements of Section 3(j) below).

          3. REGISTRATION PROCEDURES. In connection with the Shelf Registration Statement, the following provisions shall apply:

             (a)   (1)   No holder shall be entitled to be named as a
          selling securityholder in the Shelf Registration Statement, and no holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless a completed and signed Notice and Questionnaire has been returned to the Company by such holder (or by Johnson & Higgins, the Sellers' Designee or another agent on behalf of such holder). A completed and signed Notice and Questionnaire need be returned to the Company on behalf of any holder only once, subject to the requirement that the Company be notified of any inaccuracies or changes in the information contained therein.

             (2) Promptly after the date hereof, the Company shall deliver copies of the Notice and Questionnaire to the Sellers' Designee and Johnson & Higgins on behalf of all Sellers and Retirees, respectively. Each Seller and Retiree who receives Free Registrable Securities at the Closing shall be entitled to be named in the Shelf Registration Statement as a selling securityholder with respect to such securities, and to use the Prospectus for resales thereof, beginning at the later of (x) the Effective Time, (y) the Closing and (z) the second Business Day after a completed and signed Notice and Questionnaire has been returned to the Company by or on behalf of such Person.

             (3) In addition, each Seller, Retiree and other Person who acquires Free Registrable Securities (or whose Registrable Securities become Free Registrable Securities) after the Closing shall be entitled to be named in the Shelf Registration Statement as a selling securityholder with respect to such securities, and to use the Prospectus for resale thereof, beginning at the later of (w) the Effective time, (x) the time he or she acquires such securities (or such securities become Free Registrable Securities, as the case may be), (y) the second Business Day after a completed and signed Notice and Questionnaire has been returned to the Company by or on behalf of such Person and (z) if such Person acquires such securities from a Person other than the Company, the second Business Day after the Company receives a request to include such securities in the Shelf Registration Statement.

             (4)   Upon the request of any holder of Registrable
          Securities, the Company will promptly send a Notice and Questionnaire to such holder.

             (b) Prior to the initial filing of the Shelf Registration Statement, and prior to each subsequent filing of any amendment thereto or any amendment or supplement to the Prospectus prior to the Effective Time, the Company shall provide Johnson & Higgins and its counsel (or, if the Closing has occurred, the Sellers' Committee and counsel to the Electing Holders) reasonable opportunity to review and comment upon the proposed filing and will use its best efforts to reflect therein such comments as they reasonably may propose.

             (c) The Company shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each of the Prospectus forming part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (iv) each Registrable Security initially excluded from the Shelf Registration Statement pursuant to Section 2(a)(ii) hereof is registered under the Shelf Registration Statement, on and after the earliest date when such security becomes a Free Registrable Security and and (v) the Free Registrable Securities of each holder who becomes an Electing Holder from time to time are registered under the Shelf Registration Statement and such holder is named therein as a selling security holder with respect to such securities (at least once every three months).

             (d)   The Company shall promptly advise the Sellers'
          Designee and Johnson & Higgins, if prior to the Closing, and thereafter the Sellers' Committee, and shall confirm such advice in writing if so requested by any such Person:

                (1) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                (2) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

                (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf
             Registration Statement or the initiation of any proceedings for such purpose;

                (4)   of the receipt by the Company of any
             notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                (5) of the happening of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Persons to suspend the use of the Prospectus until the requisite changes have been made).

             (e) The Company shall use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

             (f) The Company shall furnish to each Electing Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.

             (g) The Company shall, during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Electing Holder may reasonably request. (If in connection with sales of Registrable Securities or otherwise any holder enters into a hedging transaction with a broker-dealer, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions it assumes, the Company shall furnish to such holder and such broker-dealer as many copies of the Prospectus, as supplemented or amended, as they may reasonably request in connection with any prospectus delivery requirements of the Securities Act.)
          The Company consents (except during the continuance of any event described in Section 3(d)(5) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders (and any such broker-dealers) in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

             (h) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (1) register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (2) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (3) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this
          Section 3(h) or (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

             (i) The Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates at all times shall be free of any restrictive legends (except to the extent required in Section 7 below) and which shall be in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

             (j) Upon the occurrence of any fact or event contemplated by Section 3(d)(5) above, the Company shall promptly prepare a post-effective amendment or supplement to the Shelf Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall promptly notify each Electing Holder of the occurrence of an event contemplated by Section 3(d)(5) above, and each Electing Holder agrees, as a consequence of the inclusion of any of such holder's Registrable Securities in the Shelf Registration Statement, to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made. Notwithstanding the foregoing, if the Company determines based upon the advice of counsel that it is required to disclose in the Shelf Registration Statement a financing, acquisition or other corporate transaction, and the Chief Executive Officer and Chief Financial Officer of the Company shall have determined in good faith that such disclosure would not be in the best interests of the Company and its stockholders, the Company shall not be required to prepare and file such amendment, supplement or document; provided that the total number of calendar days (whether or not consecutive) during which offers and sales are suspended due to such a determination by the Company and such executive officers shall not exceed 90 in any period of 12 calendar months and provided, further, that the Company promptly notifies each Electing Holder of the time when offers and sales may resume.

             (k) The Company shall use its best efforts to comply with all applicable Rules and Regulations, and to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Shelf Registration Statement, an earning statement of the Company and its subsidiaries complying with
          Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

             (l) In the event of an underwritten offering conducted pursuant to Section 6 hereof, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment. Prior to making any such filing, the Company will provide the Managing Underwriters and their counsel, and the participating Electing Holders and their counsel, a reasonable opportunity to review and comment upon the proposed filing and will use its best efforts to reflect therein such comments as they reasonably may propose.

             (m) The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 6 hereof) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to Section 5 hereof.

             (n)   The Company shall:

                (i)(A) make reasonably available for inspection by the Sellers' Committee, counsel for the Electing Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by such holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (B) cause the Company's officers, directors and employees to supply all information reasonably requested by such holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such holders and any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of Electing Holders and other parties;

                    (ii) in connection with any underwritten offering conducted pursuant to Section 6 hereof, make such representations and warranties to the holders participating in such underwritten offering and to the Managing Underwriters, in such form, substance and scope as are customary for an issuer in a secondary underwritten offering of equity securities, provided that the Company need not make any representation or warranty in the underwriting to the participating Sellers with respect to information generally covered by the Sellers' representation and warranty contained in Section 2.22 and that the Company's indemnification and other obligations under Section 5 hereof will not preclude the Company from seeking indemnification available under Article IX of the Stock Purchase Agreement;

                    (iii) in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each holder participating in such underwritten offering and the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings of equity securities;

                (iv) in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to the Sellers' Committee on behalf of each holder participating in such underwritten offering and the underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings;

                (v) in connection with any underwritten offering conducted pursuant to Section 6 hereof, deliver such documents and certificates as may be reasonably requested by any holders participating in such underwritten offering and the Managing Underwriters, if any, including certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by the Company;

               (vi) in connection with any underwritten offering conducted pursuant to Section 6 hereof and if requested by the Managing Underwriters, make appropriate officers of the Company available to participate in a "road show" or other investor meetings as would be customary for an underwritten equity offering of the kind proposed, at such times and places as the Managing Underwriters reasonably may request and as do not unduly interfere with the normal conduct of the Company's business and affairs.

             (o) In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (C) providing such information to such broker-dealer and such qualified independent underwriter as may be required in order for such broker-dealer and such qualified independent underwriter to comply with the requirements of the NASD Rules.

             (p) The Company shall use its best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

          4. REGISTRATION EXPENSES. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 6 hereof. In addition, in the event of an underwritten offering of Registrable Securities conducted pursuant to Section 6 hereof, or if in any other event the Company requires that inspection and information gathering be coordinated by counsel for the Electing Holders as provided in
     Section 3(n)(i) hereof, the Company shall pay the reasonable fees and expenses of a single counsel selected by the Electing Holders of not less than a majority of the Registrable Securities to be included in such underwritten offering (or, in any such other event, included in the Shelf Registration Statement) to represent them. Each Electing Holder shall be responsible for any underwriting fees attributable to its Registrable Shares.

          5. INDEMNIFICATION AND CONTRIBUTION.

          (a) Indemnification by the Company. Upon the registration of Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person"), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

          (b) Indemnification by the Holders and any Agents and Underwriters. Each Electing Holder agrees, as a consequence of the inclusion of any of such holder's Registrable Securities in a Shelf Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors and officers who sign such Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder, underwriter, selling agent or other securities professional, as the case may be, expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes a release of the indemnified party from all liability arising out of such action or claim similar to that obtained for the indemnifying party and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) Contribution. If the indemnification provided for in this Section 5 is unavailable (other than pursuant to its terms) to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

          (e) Notwithstanding any other provision of this Section 5, in no event will any (i) Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities distributed to the public by or through it.

          (f) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

          6. UNDERWRITTEN OFFERING.

          (a) Any holder of Registrable Securities who desires to do so may sell Registrable Securities which do not bear any Transfer Legends (as defined below), plus any such other Registrable Securities as the Company, in its discretion, may permit (all such Registrable Securities, "Permitted Securities"), in whole or in part, in an underwritten offering; provided that (i) the Electing Holders of at least 33% of the Registrable Securities then covered by the Shelf Registration Statement and which bear no Transfer Legends shall request such an offering and (ii) at least 33% of such Registrable Securities shall be included in such offering; and provided, further, that (A) the Company shall not be obligated to cooperate with more than two underwritten offerings, (B) if one underwritten offering has been completed under this Section 6, no request for a second underwritten offering hereunder will be effective until at least twelve months after the pricing of such earlier offering has occurred and (C) the Company shall not be obligated to cooperate with any request for an underwritten offering hereunder if received on or after the expiration of the Effectiveness Period. Upon receipt of an effective request for an underwritten offering, the Company shall provide all holders of Registrable Securities written notice of the request, which notice shall inform such holders that they have the opportunity to participate in the offering with respect to their Permitted Securities. In any such underwritten offering, the Managing Underwriters for the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the Company; provided, however, that the Managing Underwriter must be reasonably acceptable to the Sellers' Committee. No holder may participate in any underwritten offering contemplated hereby unless (i) such holder agrees to sell such holder's Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements, (ii) such holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (iii) if such holder is not then an Electing Holder, such holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a) hereof within a reasonable amount of time before such underwritten offering. The holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 4 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers, including filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. The Company understands and acknowledges that the Sellers hereby makes a demand for an underwritten offering as soon as practicable after the Closing, which demand may be withdrawn with the consent of the Company, not to be unreasonably withheld. In the event such demand is withdrawn, the rights of the Sellers hereunder with respect to underwritten offerings shall be unaffected, as though such demand were never made.

          (b) Each Electing Holder agrees that, in connection with any underwritten offering conducted in accordance with this
     Section 6 and in which such holder does not participate, such holder will execute and deliver such reasonable and customary lock-up agreements with respect to his or her Registrable Securities as the Managing Underwriters for the offering may advise are necessary to facilitate the offering, provided that such lock-ups shall not be more restrictive than those to which the participating holders are party and shall not restrict resales or other dispositions of Registrable Securities for longer than a period of 90 days, beginning at the pricing of the offering.

          (c) Each Electing Holder further agrees that, in the event the total number of Permitted Securities proposed to be included by all Electing Holders in the underwritten offering exceed the maximum amount (the "Maximum Amount") of securities that, upon advice of the Managing Underwriters given to the Company and the participating Electing Holders could be included in the offering without materially threatening the success of the offering (including the price at which such securities could be sold), then each such participating Electing Holder's securities to be included in the offering will be limited to his or her pro rata percentage of the Maximum Amount. For each such holder, the pro rata percentage shall be determined by dividing the amount of Permitted Securities that such holder proposes in good faith to include in the offering by the total amount of Permitted Securities that all Electing Holders propose in good faith to include in the offering. (Nothing in this paragraph shall prevent an Electing Holder who in good faith proposes to participate in the offering from voluntarily ceding all or any portion of his allocation to another such holder.)

          7. TRANSFER RESTRICTIONS AND LEGENDS.

          (a) Transfer Restrictions. Each Seller who is bound by this Agreement agrees with the Company not to sell or otherwise transfer (i) during the period from the Closing Date to the first anniversary thereof, any shares of Common Stock received by such holder, under the Stock Purchase Agreement, that are represented by a certificate that bears a restrictive legend in the form set forth in either Section 7(b)(i) or 7(b)(ii) below (each such legend, a "Transfer Legend") and (ii) during the period from the Closing Date to the second anniversary thereof, any shares of Common Stock received by such holder, under the Stock Purchase Agreement, that are evidenced by a certificate that bears a Transfer Legend in the form set forth in Section 7(b)(ii) below, in each case (i) and (ii) without the Company's consent and except as provided in the next sentence. The foregoing shall not prohibit any sale or other transfer of securities made in a private transaction exempt from the registration requirements of the Securities Act to a family member, another Seller, a Retiree or a charitable foundation or to facilitate estate planning, provided that, prior to such transfer, the transferee delivers to the Company a written undertaking to be bound by the transfer restrictions set forth in this Section 7 with respect to the transferred shares. For the purpose of this Section 7, a pledge of securities in the ordinary course is not a sale or other transfer of such securities unless and until the pledgee acquires such securities upon foreclosure.

          (b) Transfer Legend. Each Seller who is bound by this Agreement agrees with the Company that (i) one-third of the number of shares of Common Stock he or she receives under the Stock Purchase Agreement at the Closing, will initially be represented by certificates bearing a Transfer Legend as follows:

             "Prior to ______ __, 1998,* the securities represented hereby are subject to restrictions on transfer set forth in Section 7(a) of the Registration Rights Agreement, dated March __, 1997, between the Issuer and certain of its stockholders. Such restrictions shall not apply to such securities on and after _____ __, 1998.*"

     and (ii) an additional one-third of the number of shares of Common Stock he or she receives under the Stock Purchase
     Agreement at the Closing, will initially be represented by certificates bearing a Transfer Legend as follows:

     ---------------------
     * The first anniversary of the Closing Date, to be filled in when certificates are issued.


             "Prior to _______ __, 1999*, the securities represented hereby are subject to restrictions on transfer set forth in Section 7(a) of the Registration Rights Agreement, dated March __, 1997, between the Issuer and certain of its stockholders. Such restrictions shall not apply to such securities on and after _____ __, 1999**."

     The Company shall cause the Transfer Legend in the form set forth in Section 7(b)(i) to be removed from any certificate representing Registrable Securities promptly upon request at any time on or after the first anniversary of the Closing Date. The Company shall cause the Transfer Legend in the form set forth in
     Section 7(b)(ii) to be removed from any certificate representing Registrable Securities promptly upon request at any time on or after the second annivarsary of the Closing Date. In addition, the Company may cause the Transfer Legend to be removed from any certificate if it determines that removal would be appropriate. Any security that is a successor security to or otherwise issued and delivered in respect of any shares of Common Stock evidenced by a certificate bearing a Transfer Legend shall also be evidenced by a certificate bearing a Transfer Legend in the same form. In the event that any securities subject to the transfer restrictions set forth in this Section 7 are changed in amount or nature as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, consolidation, exchange offer or other similar transaction, then such transfer restrictions will be modified as necessary to ensure that a holder's ability to sell or otherwise transfer such securities during any period is no more or less restricted than would have been the case in the absence of such change.

          (c) Securities Act Legend. Registrable Securities will initially be represented by certificates bearing a restrictive legend as follows (the "Securities Act Legend"):

             "The securities represented hereby have not been registered under the Securities Act of 1933 and may not be sold or otherwise transferred except pursuant to an effective registration statement under such Act or an available exemption from the registration requirements thereof."

     The Securities Act Legend will not apply with respect to any securities that are included in the Shelf Registration Statement after such securities have been or are being sold or otherwise transferred during the Effectiveness Period, unless they are being transferred in a private transaction where no delivery of the Prospectus is intended. In addition, the Securities Act Legend will not apply to any securities (x) that have been or are being sold pursuant to Rule 144, (y) that are eligible for resale pursuant to paragraph (k) of Rule 144 or (z) that have otherwise ceased to be "restricted securities" within the meaning of Rule
     144. The Company will cause the Securities Act Legend to be removed from any certificate representing securities to which such legend does not apply, and such securities shall be freely transferrable, (i) in the case of any security referred to in the

     -----------------------
     * The second anniversary of the Closing Date, to be filled in when the certificates are issued.


     second preceding sentence, promptly upon request, (ii) in the case of any security referred to in clause (x) or (y) of the immediately preceding sentence, promptly upon delivery to the Company or its transfer agent of a signed certificate substantially in the form of Exhibit B hereto and (iii) in the case of any security referred to in clause (z) of the immediately preceding sentence, promptly upon delivery to the Company of such written certification (which may include a customary opinion of counsel) that such security is not such a "restricted security" as the Company reasonable may request. In addition, the Company may also remove the Securities Act Legend from any certificate if it determines that such removal would be appropriate. In connection with any sale or other transfer of Registrable Securities proposed to be made in reliance on a private placement exemption from the registration requirements of the Securities Act, the Company may require the transferor to provide reasonable written confirmation (which may include a customary opinion of counsel) that such exemption is available.

          8. MISCELLANEOUS.

          (a) Other Registration Rights. The Company may not include, and has not and will not grant any rights that would permit any third party to include, any securities for its own account in an underwritten offering conducted under Section 6 hereof, except to the extent that the Managing Underwriters of the offering advise the Company and the participating Electing Holders that the total amount of securities that the Company and all such third parties intend to include in the offering, when added to the total amount of Registrable Securities that such participating holders would propose to include (whether or not such securities are Permitted Securities and before any reduction pursuant to Section 6(c) above), would not materially threaten the success of such offering (including the price at which such securities could be sold). Any such securities to be included for the account of the Company or any such third party shall be included, if at all, on a second-priority basis (i.e., after the inclusion of all Registrable Securities that such participating holders would propose to include, whether or not such securities are Permitted Securities and before giving effect to any such reduction), and only to the extent that the total amount included in the offering does not exceed the recommended maximum limit based on the Managing Underwriters' advice. Any participation by the Company or such third parties shall be on the same terms and conditions as are approved by the Electing Holders participating in the offering (as provided in Section 6) and the Managing Underwriters. The Company agrees that, upon receipt of any effective request for an underwritten offering of securities pursuant to Section 6 hereof, the Company shall not take any steps to register or offer securities of the same or a substantially similar class, or any securities exercisable or exchangeable for or convertible into or otherwise representing a right to acquire any such securities (other than in furtherance of such underwritten offering as provided herein), and will agree with the Managing Underwriters to abide by a customary lock-up in connection with such offering that is no less restrictive than any lock-up to which the participating holders agree and that in any case will not extend beyond the 90th day after the pricing of the offerings other than registration statements on Form S-4, S-8 or any successor form.

          (b) Amendments and Waivers. This Agreement, including this Section 8(b), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the Sellers' Designee (if before the Closing Date), the Sellers' Committee (if after the Closing Date) or the Electing Holders of a majority of the Registrable Securities then outstanding. Each Electing Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this
     Section 8(b), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such holder.

          (c) Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by telecopy or telegram or by registered or certified mail (return receipt requested), (i) if to any Electing Holder, at such Electing Holder's address specified in his or her Notice and Questionnaire, (ii) if to any other holder, at such holder s address as it appears in the security register for the Common Stock and (iii) if to the Company, at the following address:

             Marsh & McLennan Companies, Inc.
             1166 Avenue of the Americas,
             New York, New York 10036-2774.
             Telephone:  (212) 345-3020
             Telecopy:   (212) 345-4647
             Attention:  General Counsel

             with a copy to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             919 Third Avenue,
             New York, New York 10022.
             Telephone:  (212) 735-3000
             Telecopy:   (212) 735-2000
             Attention:  David J. Friedman, Esq.

          (d) Parties in Interest. The parties to this Agreement intend that all holders of Registrable Securities from time to time shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the applicable terms and provisions of this Agreement by reason of such election with respect to such holder's Registrable Securities. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Sellers and other Persons who become Electing Holders from time to time, and the respective heirs, representatives, successors and assigns of the Seller and such other Persons. In the event that any Person shall acquire Registrable Securities, in any manner, whether from the Company or another holder of Registrable Securities and whether by gift, bequest, purchase, operation of law or otherwise, such Person shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if such Person is or becomes an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the applicable terms and provisions of this Agreement to the aforesaid extent.

          (e) Assignment. This Agreement may not be assigned by the Company without the written consent of the Sellers' Designee (if before the Closing Date), the Sellers' Committee (if after the Closing Date) or the Electing Holders of a majority of the Registrable Securities then outstanding, except by operation of law.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, then to the furthest extent permitted by law, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          (j) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such holder.

          (k) Merger, Consolidation, Etc. The Company (including any successor or permitted assign) (i) shall not consolidate or merge with any other Person and not be the surviving corporation and
     (ii) shall not transfer all or substantially all of its properties and assets to any Person, unless in any such case (i) or (ii), proper provision shall have been made for such surviving or transferee Person to assume the obligations of the Company (or any successor or permitted assign) under this Agreement.

                                        MARSH & McLENNAN COMPANIES, INC.

                                        By:/s/ Frank J. Borelli
                                           -----------------------------
                                            Name:  Frank J. Borelli
                                            Title: Senior Vice President

                                        Each of the Sellers

                                        By:/s/ Gardner M. Mundy
                                           -----------------------------
                                             Attorney-in-Fact



                                                             EXHIBIT A
                      Marsh & McLennan Companies, Inc.

                      Notice of Registration Statement
                                    and
                    Selling Securityholder Questionnaire

                                   (Date)

             Reference is hereby made to the Registration Rights Agreement (the "Registration Rights Agreement") between Marsh & McLennan Companies, Inc. (the "Company") and certain holders of the Company's common stock, par value $1.00 per share (the "Common Stock"), including the undersigned. All terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

                                  ELECTION

             The undersigned (the "Selling Securityholder") hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The Selling Securityholder hereby provides the following information to the Company and represents and warrants to the Company that such information is accurate and complete:



                               QUESTIONNAIRE

     (1)  (a)   Full Legal Name of Selling Securityholder:

          (b) Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in
                (3) below:

          (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through which Registrable Securities Listed in (3) below are Held:

     (2)  Address for Notices to Selling Securityholder:

          Telephone:

          Fax:

          Contact Person:

     (3)  Beneficial Ownership of Common Stock:

          Except as set forth below in this Item (3), and except for any securities that the undersigned may hereafter acquire directly from the Company, the Selling Securityholder does not beneficially own any shares of Common Stock. For this purpose, the Selling Securityholder is deemed to beneficially own any shares of which he or she has the right to acquire beneficial ownership within 60 days (e.g., through exercise or conversion of any option, warrant or convertible security.

          (a) Number of shares of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:

          (b) Number of shares of Common Stock other than Registrable Securities beneficially owned:

          (c) Number of shares of Registrable Securities which the undersigned wishes to be included in the Shelf
                Registration Statement:

     (4)  Beneficial Ownership of Other Securities of the Company:

          Except as set forth below in this Item (4), the Selling Securityholder is not the beneficial or registered owner of any other securities of the Company other than the shares of Common Stock listed above in Item (3) and any securities that the undersigned may hereafter acquire directly from the Company.


          State any exceptions here:



     (5)  Relationships with the Company:

          Except as set forth below, neither the Selling
     Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

          State any exceptions here:



     (6)  Plan of Distribution:

             Except as set forth below, the Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable
     Securities may be sold from time to time directly by the Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions)
     (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

          State any exceptions here:




                            ----------------------

          By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

          By signing below, the Selling Securityholder also consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus. The Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect and includes Registrable Securities owned by such holder and listed in Item 3 above.

             All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail or air courier guaranteeing overnight delivery as follows:

             To the Company:

             Marsh & McLennan Companies, Inc.
             1166 Avenue of the Americas,
             New York, New York 10036-2774.
             Telephone:  (212) 345-3020
             Telecopy:   (212) 345-4647
             Attention:  General Counsel

             with a copy to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             919 Third Avenue,
             New York, New York 10022.
             Telephone:  (212) 735-3000
             Telecopy:   (212) 735-2000
             Attention:  David J. Friedman, Esq.

          Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company's counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall inure to the benefit of and be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement as if the undersigned were an original party thereto. This Agreement shall be governed in all respects by the laws of the State of New York.



          IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

     Dated:  ________________

                      Selling Securityholder
                      (Print/type full legal name of beneficial owner of Registrable Securities)

                      By:
                      Name:
                      Title:

     PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO THE COMPANY'S COUNSEL AT:

                      Marsh & McLennan Companies, Inc.
                      1166 Avenue of the Americas
                      New York, New York 10036
                      Attention:  General Counsel

                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      919 Third Avenue
                      New York, New York 10022
                      Attention:  David J. Friedman, Esq.



                                                             EXHIBIT B

                         FORM OF RULE 144 CERTIFICATE

     Marsh & McLennan Companies, Inc.
     1166 Avenue of the Americas,
     New York, New York 10036-2774.
     Attention:  General Counsel

             Re:   Marsh & McLennan Companies, Inc. Common Stock

     Dear Sirs:

             Reference is hereby made to the Registration Rights Agreement (the "Registration Rights Agreement") between Marsh & McLennan Companies, Inc. (the "Company") and certain holders of the Company's common stock, par value $1.00 per share ("Common Stock"). All terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

             This letter relates to ________ shares of Common Stock (the "Shares"), which are represented by share certificate number(s) __________________ (the "Legended Certificate(s)"). The undersigned is the beneficial owner of the Shares and proposes to (please check as applicable):

          1.( ) TRANSFER the Shares to a Person who will take delivery thereof in book-entry form or in the form of one or more certificates that do not bear the Securities Act Legend; OR

          2.( ) continue holding the Shares but in book-entry form or in the form of one or more certificates that do not bear the Securities Act Legend.

     Any shares represented by the Legended Certificate(s), other than the Shares, are to be returned to such holder in the form of one or more certificates bearing the Securities Act Legend.

             In connection with the foregoing, the undersigned hereby certifies to the Company as follows:

             Transfers. If 1. above is checked please confirm that A or B below is true by checking the applicable box:

          A.( ) For transfers after _____ __, 1998(*) -- a minimum of one year has elapsed since the Shares were last acquired by the undersigned or any prior holder from the Company or any "affiliate" thereof (or, if later and if such last acquisition was by purchase, since the purchase price for such last acquisition was paid in full), and such transfer is being made in accordance with the applicable volume limit, notice filing and other requirements of Rule 144; or

     -----------------------
     * The first anniversary of the Closing Date, to be filled in when certificates are issued.

          B.( ) For transfers after _____ __, 1999(*) -- a minimum of two years have elapsed since the Shares were last acquired by the undersigned or any prior holder from the Company or any "affiliate" thereof (or, if later and if such last acquisition was by purchase, since the purchase price for such last acquisition was paid in full), and the undersigned is not, and during the preceding three months has not been, an "affiliate" of the Company.

                                     OR

             Exchanges.  If 2. above is checked, please confirm that
     C. below is true by checking the applicable box:

          C.( ) For exchanges after ______ __, 1999* -- a minimum of two years have elapsed since the Shares were last acquired by the undersigned or any prior holder from the Company or any "affiliate" thereof (or, if later and if such last acquisition was by purchase, since the purchase price for such last acquisition was paid in full), and such holder is not, and during the preceding three months has not been, an "affiliate" of the Company.

             For the purposes of this certificate, an "affiliate" of the Company is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

             This certificate and the statements contained herein are made for the benefit of the Company.

     Dated:  _______________________    Print Name of Beneficial Owner
                                        of the Shares:

                                        Signature of Beneficial Owner:

                                        By:___________________________
                                           Name:
                                           Title:

             (If the beneficial owner is a corporation, partnership or fiduciary, the name and title of the Person signing on behalf of the beneficial owner must be printed.)

     --------------------------
     * The second anniversary of Closing Date, to be filled in when the certificates are issued.